CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated August 1, 1997, and to all references to our firm included in or made a part of this registration statement on Form N-1A of Burridge Funds, comprising the Burridge Capital Development Fund.

                                         /s/ ARTHUR ANDERSON LLP

Chicago, Illinois
October 15,1997